SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 7, 2005

ALLIANCE DATA SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)

(972) 348-5100
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 Entry Into a Material Definitive Agreement

Approval of 2005 Long Term Incentive Plan

     The Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”) adopted the 2005 Long Term Incentive Plan (“2005 Plan”) on March 31, 2005, subject to stockholder approval. On June 7, 2005, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the stockholders approved the 2005 Plan.

Summary of Terms of 2005 Plan

     Eligibility. Any officers, employees, non-employee directors or consultants performing services for the Company or affiliates who are selected by the Compensation Committee of the Board (the “Committee”) may participate in the 2005 Plan.

     Administration. The 2005 Plan is administered by the Committee, which has full and final authority to select persons to receive awards, establish the terms thereof, and administer and interpret the 2005 Plan in its sole discretion unless authority is specifically reserved to the Board under the 2005 Plan, the certificate of incorporation or bylaws, or applicable law. Any action of the Committee with respect to the 2005 Plan will be final, conclusive and binding on all persons. The Committee may delegate certain responsibilities to the Company’s officers or managers. The Board may delegate authority to one or more of the officers to do one or both of the following: (1) designate the officers, employees and consultants who will be granted awards under the 2005 Plan and (2) determine the number of shares subject to specific awards to be granted to officers, employees and consultants.

     Effective Date, Plan Termination. The 2005 Plan will become effective as of July 1, 2005. The 2005 Plan will terminate on the day preceding the fifth anniversary of the effective date and no award may be granted thereafter.

     Stock Subject to the Plan. The maximum number of shares of the Company’s common stock that may be subject to awards under the 2005 Plan is 4,750,000, of which 4,000,000 may be issued upon the exercise of incentive stock options. During any calendar year no participant under the 2005 Plan may be granted awards of more than 500,000 shares of stock, subject to adjustments. The Company may reserve for the purposes of the 2005 Plan, out of the Company’s authorized but unissued shares of stock or out of shares of stock reacquired by the Company in any manner, or partly out of each, such number of shares of stock as shall be determined by the Board. In addition, any shares of stock that were not issued under the predecessor stock plans, including shares subject to awards that may have been forfeited under the Company predecessor stock plans, may be the subject of awards granted under the 2005 Plan. The maximum number of shares of stock available for grant shall be reduced by the number of shares in respect of which the award is granted or denominated; provided, however, that if any option is exercised by tendering shares either actually or by attestation, as full or partial payment of the exercise price, the maximum number of shares available shall be increased by the number of shares so tendered. Shares of stock allocable to an expired, canceled, settled or otherwise terminated portion of an award may again be the subject of awards granted thereunder. In addition, any shares of stock withheld for payment of taxes may be the subject of awards granted under the 2005 Plan and the number of shares equal to the difference between the number of stock appreciation rights exercised and the number of shares delivered upon exercise shall again be available for grant.

     Options. Under the 2005 Plan, the Company may grant incentive stock options and nonqualified stock options. The Company may grant incentive stock options under the 2005 Plan to any person employed by the Company or by any affiliates. The exercise price for incentive stock options granted under the 2005 Plan to an employee who owns more than 10% of the Company’s common stock may not be less than 110% of the fair market value of the common stock on the option grant date. The 2005 Plan also provides for grants of nonqualified stock options to any officers, employees, non-employee directors or consultants performing services for the Company or affiliates. The exercise price for nonqualified stock options granted under the 2005 Plan may not be less than 100% of the fair market value of the common stock on the option grant date. All options granted under the 2005 Plan with a per share exercise price equal to the fair market value of a share on the date of grant shall generally be deemed to have been intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. In addition, an option may also qualify as “performance-based” if vesting is subject to the attainment of any of the performance goals set forth in the 2005 Plan. Options granted under the 2005 Plan will generally terminate on the tenth anniversary of the date of grant. The purchase price of stock acquired pursuant to the exercise of an option may be paid either (1) with shares of stock held by the participant for at least six months prior to the exercise, (2) through a “cashless exercise” procedure that is acceptable to the Committee and does not violate the Sarbanes-Oxley Act of 2002, or any other applicable law, (3) in cash at the time of purchase if permitted by the Committee or (4) subject to applicable law, in any other form of legal consideration that may be acceptable to the Committee in its discretion. Upon termination of a participant’s employment or other service due to cause, as defined in the 2005 Plan, both the vested and unvested portions of any outstanding option held by the participant shall immediately be forfeited and will no longer be exercisable.

     Stock Appreciation Rights. The Committee is authorized to grant SARs. The exercise price per SAR shall be determined by the Committee and may not be less than the fair market value of a share of stock on the date of grant. The full or partial exercise of an award of SAR that provides for stock settlement shall be made only by a written notice specifying the number of SARs with respect to which the award is being exercised. Upon the exercise of SARs, the participant is entitled to receive an amount in shares determined by multiplying (a) the appreciation value by (b) the number of SARs being exercised, minus the number of shares withheld for payment of taxes. The Committee may limit the number of shares that may be delivered with respect to any award of SARs by including such a limit in the agreement evidencing SARs at the time of grant.

     Restricted Stock Awards and Performance Shares. The Committee is authorized to grant restricted stock or performance shares with restrictions that may lapse upon the achievement of specified performance goals. Restrictions may lapse separately or in such installments as the Committee may determine. A participant granted restricted stock or performance shares shall have the stockholder rights as may be set forth in the applicable agreement, including, for example, the right to vote the restricted stock or performance shares. Except as otherwise determined by the Committee, upon termination of employment or other service, restricted stock and performance shares that are at that time subject to restrictions will be forfeited and become available for grant again by the Company. The Committee may waive the restrictions or forfeiture conditions relating to restricted stock in whole or in part in the event of termination resulting from specified causes. However, no such determinations may be made with respect to an award of performance shares after the grant if such determination will result in the award not being qualified as performance-based under Section 162(m) of the Internal Revenue Code.

     Restricted Stock Units. The Committee may grant awards of restricted stock units to participants. Until all restrictions upon restricted stock units awarded to a participant shall have lapsed, the participant may not be a stockholder of the Company, nor have any of the rights or privileges of a stockholder, including rights to receive dividends and voting rights with respect to the restricted stock units. The Company will establish and maintain a separate account for each participant who has received a grant of restricted stock units, and such account will be credited for the number of restricted stock units granted to such participant. Restricted stock units awarded under the 2005 Plan may vest at such time or times and on such terms and conditions as the Committee may determine. The agreement evidencing the award of restricted stock units will set forth any such terms and conditions. As soon as practicable after each vesting date of an award of restricted stock units, payment will be made in stock (based upon the fair market value of the common stock on the day all restrictions lapse).

     Qualified Performance Based Awards under Section 162(m) of the Code. The Committee may designate any award, the exercisability or settlement of which is subject to achievement of performance conditions, as “performance-based awards” pursuant to Section 162(m) of the Internal Revenue Code and regulations thereunder. The performance objectives must consist of one or more business criteria, and a targeted level or levels of performance with respect to such criteria must be established by the Committee and must meet the requirements for performance objectives set forth in Section 162(m)(4)(C) of the Internal Revenue Code. Business criteria used by the Committee in establishing performance objectives must be selected exclusively from among the following: (1) annual return on capital; (2) net earnings; (3) annual earnings per share; (4) cash earnings per share; (5) annual cash flow provided by operations; (6) changes in annual revenues; (7) EBITDA; (8) funds from operations; (9) funds from operations per share; (10) operating income; (11) pre or after tax income; (12) cash available for distribution; (13) cash available for distribution per share; (14) return on equity; (15) return on assets; (16) share price performance; (17) improvements in attainment of expense levels; (18) implementation or completion of critical projects such as new product development; (19) level of associate satisfaction; (20) improvement in cash flow or before or after tax earnings or attainment of strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures; and (21) total shareholder return. Achievement of performance objectives will be measured over a period of not less than one year nor more than five years as the Committee may specify. Except with respect to options or shares of restricted stock that vest over time rather than upon the achievement of performance criteria, the Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an award. Under no circumstances may the Committee exercise its discretion to increase the amount of a payout. All determinations by the Committee as to the achievement of performance objectives will be in writing.

     Change in Control. In the event of a change of control, the 2005 Plan provides that the Committee may, in its discretion, accelerate the vesting and the lapse of restrictions with respect to any or all awards granted under the 2005 Plan and may require that any and all vested options be cancelled. A change in control under the 2005 Plan is (1) the merger, consolidation or other reorganization of the Company in which the Company’s outstanding common stock is converted into or exchanged for a different class of the Company’s securities, a class of securities of any other issuer, except the Company’s direct or indirect wholly owned subsidiaries, cash, or other property, (2) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity, except the Company’s direct or indirect wholly owned subsidiaries, (3) the adoption by the Company’s stockholders of a plan of liquidation and dissolution, (4) the acquisition by any person or entity, including without limitation a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, as contemplated by Section 13(d)(3), of more than 20% (based on voting power) of the Company’s outstanding capital stock and such person, entity or group either has, or either publicly or by written notice states an intention to seek, a representative member on the Company’s Board, (5) the acquisition by any person, entity or group of beneficial ownership of more than 30% (based on voting power) of the Company’s outstanding capital stock, or (6) as a result of or in connection with a contested election of directors, the persons who were the Company’s directors before such election cease to constitute a majority of the Board. Timing of any payment or delivery of shares of stock under this provision shall be subject to Section 409A of the Internal Revenue Code.

     Adjustments. In the event that the Committee determines that any dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the 2005 Plan, then the Committee will adjust any or all of (1) the number and kind of shares of stock reserved and available for awards, including shares reserved for incentive stock options and restricted stock, (2) the number and kind of shares of stock specified in the annual per-participant limitations, (3) the number and kind of shares of outstanding restricted stock or other outstanding award in connection with which shares have been issued, (4) the number and kind of shares that may be issued in respect of other outstanding awards and (5) the exercise price or purchase price relating to any award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events or in response to changes in applicable laws, regulations, or accounting principles. However, no adjustments shall be authorized with respect to incentive stock options to the extent that such authority would cause the 2005 Plan to fail to comply with Section 422 of the Internal Revenue Code, and no such adjustment shall be authorized to the extent that such authority would cause such outstanding awards that are intended to be “qualified performance-based compensation” under Section 162(m)(4)(C) of the Internal Revenue Code to fail to qualify as such.

     Taxes. At such times as a participant recognizes taxable income in connection with an award granted under the 2005 Plan, the participant shall pay to the Company in cash an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the taxable event. The Committee may also require share withholding.

     Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the 2005 Plan or the Committee’s authority to grant awards under the 2005 Plan without the consent of stockholders or participants, except that any such action will be subject to the approval of the Company’s stockholders at or before the next annual meeting if stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the stock may then be listed or quoted. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any award theretofore granted and any agreement relating thereto. However, no amendment or other change may materially impair the rights of any participant with respect to any outstanding award without the consent of such participant.

Approval of Executive Annual Incentive Plan

     The Board adopted the Executive Annual Incentive Plan (“Executive Incentive Plan”) on March 31, 2005, subject to stockholder approval. On June 7, 2005, the Company held its Annual Meeting at which the stockholders approved the Executive Incentive Plan. The purpose of the Executive Incentive Plan is to provide an incentive to executive officers and other selected key executives to contribute to the growth, profitability and increased stockholder value of the Company, to retain such executives and to endeavor to qualify the compensation paid under the Executive Incentive Plan for tax deductibility under Section 162(m) of the Internal Revenue Code.

Summary of Terms of Executive Incentive Plan

     Eligibility. Each covered employee (as defined in Section 162(m) of the Internal Revenue Code), executive officer that reports directly to the chief executive officer and any other key employees who are selected by the Committee may participate in the Executive Incentive Plan.

     Administration. The Executive Incentive Plan is administered by the Committee, which has full and final authority to (1) select participants, (2) grant awards, (3) establish the terms and conditions of the awards, (4) notify the participants of such awards and the terms thereof, and (5) administer and interpret the Executive Incentive Plan in its full discretion. Any action of the Committee with respect to the Executive Incentive Plan will be final, conclusive and binding on all persons. The Committee may delegate certain responsibilities to the officers, one or more members of the Committee or the Board. The Committee may also appoint agents to assist in the day-to-day administration of the Executive Incentive Plan.

     Types of Awards. The Committee has the discretion to grant to participants performance awards, which represent the conditional right of the participant to receive cash or other property upon achievement of one or more pre-established performance objectives during a performance period, subject to the terms of the Executive Incentive Plan. Performance awards will be subject to such conditions, including deferral of settlement, risks of forfeiture, restrictions on transferability and other terms and conditions as shall be specified by the Committee.

     Performance Objectives. The Committee will establish the performance objective for each performance award, consisting of one or more business criteria permitted as performance goals, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the participant will be entitled to upon achievement of such levels of performance. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Internal Revenue Code. Performance objectives may differ for performance awards granted to any one participant or to different participants. Under new Section 409A of the Internal Revenue Code, certain awards granted under the Executive Incentive Plan could be determined to be deferred compensation and subject to a 20% excise tax if the terms of the awards do not meet the requirements of Section 409A of the Internal Revenue Code and any regulations or guidance issued thereunder. To the extent applicable, the Executive Incentive Plan is intended to comply with Section 409A of the Internal Revenue Code. To that end, the Committee will interpret and administer the Executive Incentive Plan in accordance with Section 409A of the Internal Revenue Code. In addition, any plan provision that is determined to violate the requirements of Section 409A of the Internal Revenue Code will be void and without effect, and any provision that Section 409A of the Internal Revenue Code requires that is not expressly set forth in the Executive Incentive Plan will be deemed to be included in the Executive Incentive Plan, and the Executive Incentive Plan will be administered in all respects as if any such provision were expressly included in the Executive Incentive Plan. In addition, the timing of payment of certain awards will be revised as necessary for compliance with Section 409A of the Internal Revenue Code.

     Duration of the Performance Period. The Committee will establish the duration of each performance period at the time that it sets the performance objectives applicable to that performance period. Performance period shall mean a calendar year or such shorter or longer period as designated by the Committee.

     Certification. Following the completion of each performance period, the Committee will certify, in accordance with the requirements of Section 162(m) of the Internal Revenue Code, whether the performance objective and other material terms for paying amounts in respect of each performance award related to that performance period have been achieved or met.

     Adjustment. The Committee is authorized to reduce or eliminate the performance award of any participant for any reason, including, without limitation, changes in the position or duties of any participant with the Company during or after a performance period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, the Committee may adjust performance objectives, the performance awards or both to take into account: (1) a change in corporate capitalization, (2) a corporate transaction, such as any merger, consolidation, separation, reorganization or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Internal Revenue Code), (3) any partial or complete liquidation of the Company or any subsidiary or (4) a change in accounting or other relevant rules or regulations; provided, however, that no adjustment thereunder shall be authorized or made if such adjustment would cause the performance awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. In addition to the extent necessary to preserve the intended economic effects of the Executive Incentive Plan to the Company or participants, the Committee may adjust the performance objectives, the performance awards or both to take into account a change in a corporate capitalization, a corporate transaction or specific other events.

     Timing of Payments. Cash amounts payable in respect of performance awards for a performance period will generally be paid as soon as practicable following the determination of such award and any non-cash amounts or any other rights that the participant is entitled to with respect to a performance award will be paid or vest in accordance with the terms of the performance award. Any award payable under this plan shall be paid no later than the date that is 2 1/2 months after the end of the taxable year in which it was earned. Subject to such terms, conditions and administrative guidelines as the Committee shall specify from time to time, a participant may have the right to elect to defer receipt of part or all of any payment due with respect to a performance award. Such deferrals shall be made in accordance with Section 409A of the Internal Revenue Code and the guidance issued thereunder.

     Maximum Amount Payable Per Participant. A participant will not be granted performance awards for all of the performance periods commencing in a calendar year that permit the participant in the aggregate to earn a cash payment or payment in other property, in excess of $5,000,000.

     Change In Control—Qualifying Termination. If the participant is party to a change in control agreement, and incurs a qualifying termination, any award shall be deemed to be “incentive compensation” for purposes of calculating the “severance amount” under the change in control agreement.

     Termination of Employment. Unless otherwise determined by the Committee solely in the case of termination due to death or disability, if a participant terminates employment for any reason during a performance period or prior to the award payment, he or she (or his or her beneficiary, in the case of death) will not be entitled to receive any award for such performance period. In the event of the death of a participant, any payments thereunder due to such participant shall be paid to his or her beneficiary as designated in writing to the Committee or, failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the date of death of the participant.

     Taxes. We are authorized to withhold from any award granted, any payment relating to an award under the plan, or any payroll or other payment to a participant, amounts of withholding and other taxes due in connection with any transaction involving an award, to satisfy such payment and tax obligations.

     Changes to the Plan and Awards. The Board, or a committee designated by the Board, may, at any time, terminate, amend, or modify or suspend the Executive Incentive Plan and the terms and provisions of any performance award that has not been settled. No award may be granted during any suspension of the Executive Incentive Plan or after its termination. Any such amendment to an award may be made without stockholder approval.

     Unfunded Status of Awards. The Executive Incentive Plan is intended to constitute an “unfunded” plan for incentive compensation. To the extent applicable, the Executive Incentive Plan is intended to comply with Section 409A of the Internal Revenue Code and the Committee will interpret and administer the Executive Incentive Plan in accordance therewith. In addition, any provision in the plan document that is determined to violate the requirements of Section 409 of the Internal Revenue Code will be void and without effect.

     Exemption Under Section 162(m) of the Code. The Executive Incentive Plan, and all awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Internal Revenue Code. The Committee may, without stockholder approval, amend the Executive Incentive Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Executive Incentive Plan.

Approval of Employee Stock Purchase Plan

          The Company adopted the Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan in February 2001. On March 31, 2005, the Committee approved certain amendments to such plan and adopted the Amended and Restated Employee Stock Purchase Plan (“ESPP”) subject to stockholder approval. The ESPP is effective July 1, 2005 and is intended to comply with the requirements of Section 423 of the Internal Revenue Code. The purpose of the ESPP is to provide employees and employees of subsidiaries with an opportunity to purchase the Company’s common stock at a discounted purchase price through payroll deductions. On June 7, 2005, the Company held its Annual Meeting at which the stockholders approved the ESPP.

Summary of Terms of the ESPP

     Eligibility. Any employee of the Company or designated subsidiaries as of the offering date of a given offering period may be eligible to participate in the ESPP. No employee may purchase more than $25,000 in stock under the ESPP in any calendar year, and no employee may purchase stock under the ESPP if such purchase would cause the employee to own more than 5% of the voting power or value of the Company’s common stock.

     Participation. The ESPP provides for three month offering periods, commencing on the first trading day of each calendar quarter and ending on the last trading day of each calendar quarter. The ESPP allows the Board to change these dates as well as the duration and frequency of any future offering period. On the offering date at the beginning of each offering period, each eligible employee is granted an option to purchase a number of shares of common stock, which option is exercised automatically on the purchase date at the end of the offering period. The purchase price of the common stock upon exercise shall be 85% of the fair market value of shares on the applicable purchase date.

     Term. The ESPP has a term of ten years, unless terminated sooner by the Board pursuant to the provisions of the ESPP.

     Method of Payment Contributions. A participant may elect to have payroll deductions made on each payday during the offering period in a minimum amount of $5.00 or an amount not less than 1% and not more than 100% of such participant’s compensation. The maximum amount that a participant may elect is $25,000 of the fair market value of the Company’s stock for each calendar year or 100% of such participant’s compensation, whichever is less. Subject to the Company’s insider trading policies, a participant may elect to discontinue participation in the ESPP during an offering period or increase or decrease the rate or amount of such participant’s contributions with respect to the next offering period by completing and filing new enrollment documents authorizing a change in the payroll rate. Subject to the Company’s insider trading policies, an increase or decrease (other than a discontinuance) in the rate or amount of a participant’s contribution is effective at the beginning of the next offering period. If the election is not timely filed, the election will become effective as of the beginning of the next offering period. A discontinuance of contributions will be effective as soon as practicable after the election for discontinuance is received. Whenever an employee’s payroll deductions have been discontinued, to recommence participation in any subsequent offering periods, the employee must complete and file new enrollment documents. An employee recommencement of participation will be effective as of the beginning of the offering period after completion of enrollment documents.

     Limit on Purchase of Stock. A participant will not be granted an option to purchase shares under the ESPP if immediately after the grant, (1) such participant would own stock of the Company or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of stock; or (2) such option would permit such participant’s rights to purchase stock to accrue at a rate that exceeds $25,000 of the fair market value of such stock for each calendar year in which such option is outstanding at any time.

     Termination of Employment. Upon termination of the participant’s status as an employee prior to the purchase date of an offering period for any reason, including retirement or death, the contributions credited to such participant’s account will be refunded to the employee or his beneficiary or estate, as the case may be, through normal payroll processing.

     Stock. The maximum number of shares that were reserved for issuance under the ESPP is 1,500,000 shares, as further detailed and subject to adjustment as provided in the ESPP. Shares delivered to a participant under the ESPP will be registered in the name of the participant or in the name of the participant and his or her spouse. Employees are required to hold any stock purchased through the ESPP for 180 days prior to any sale or withdrawal of shares. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way, except as provided therein, by the participant. Any time following 180 days from the purchase date of shares, a participant may withdraw all or any number of whole shares credited to his account on that purchase date by directing a designated broker to cause his shares to be (1) issued as certificates in the participant’s name, (2) sold with net proceeds (less applicable commissions and other charges), distributed in cash to the participant, or (3) transferred to another brokerage account of the participant. No such 180 day period shall apply after a participant terminates employment.

     Administration. The ESPP is supervised and administered by the Board or the Committee, which has full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the ESPP, to interpret the ESPP and to make all other determinations necessary or advisable for the administration of the ESPP.

     Amendment or Termination. The Board may at any time and for any reason terminate or amend the ESPP, as provided therein. Except as otherwise set forth in the ESPP, no termination may affect options previously granted and no amendment shall make any change in any option previously granted that adversely affects the rights of any participant.

ITEM 8.01 Other Events

          On June 7, 2005, the Annual Meeting was held at the Company’s corporate headquarters at 17655 Waterview Parkway, Dallas, Texas 75252. A total of 78,720,769 of the Company’s shares of common stock were present or represented by proxy at the Annual Meeting. This represented more than 95% of the Company’s shares outstanding. Four management proposals were voted upon at the Annual Meeting and each was approved. Each of Bruce K. Anderson, Roger H. Ballou and E. Linn Draper, Jr. was re-elected as a Class II director of the Company to serve until the 2008 annual meeting of stockholders and until his successor is duly elected and qualified, and each of the 2005 Plan, the Executive Incentive Plan, and the ESPP was approved and adopted by the stockholders.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1+	Alliance Data Systems Corporation 2005 Long Term Incentive Plan (incorporated by reference to Exhibit A of the Company’s Definitive Proxy Statement dated April 29, 2005)

10.2+	Alliance Data Systems Corporation Executive Annual Incentive Plan (incorporated by reference to Exhibit B of the Company’s Definitive Proxy Statement dated April 29, 2005)

10.3+	Alliance Data Systems Corporation Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Exhibit C of the Company’s Definitive Proxy Statement dated April 29, 2005)

+	Compensatory plan or arragement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: June 13, 2005	By:	/s/ Edward J. Heffernan

Edward J. Heffernan
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1+	Alliance Data Systems Corporation 2005 Long Term Incentive Plan (incorporated by reference to Exhibit A of the Company’s Definitive Proxy Statement dated April 29, 2005)

10.2+	Alliance Data Systems Corporation Executive Annual Incentive Plan (incorporated by reference to Exhibit B of the Company’s Definitive Proxy Statement dated April 29, 2005)

10.3+	Alliance Data Systems Corporation Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Exhibit C of the Company’s Definitive Proxy Statement dated April 29, 2005)

+	Compensatory plan or arragement